Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements on Form F-1 (as amended) (no. 333-222814) of our report dated April 2, 2018 relating to the consolidated financial statements of Electrameccanica Vehicles Corp. for the years ended December 31, 2017, 2016 and the period from inception on February 16, 2015 to December 31, 2015, which report appears in the December 2017 annual reports on Form 20-F of Electrameccanica Vehicles Corp.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Professional Accountants

Vancouver, Canada

November 11, 2019